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                                                                   EXHIBIT 10.37

                               SUPPLY AGREEMENT
                               ----------------

     SUPPLY AGREEMENT dated as of March 9, 2000 by and between DRIVEWAY CORPORATION, a Delaware corporation (the "Company"), and EMC CORPORATION, a Massachusetts corporation ("EMC").

     In connection with EMC's acquisition of Series D Preferred Stock of the Company, pursuant to the Series D Preferred Stock Purchase Agreement dated as of March 9, 2000 by and among the Company and EMC, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and EMC hereby agree as follows:

     1.   Sole Supplier.
          -------------

          (a) During the term of this Agreement, EMC shall produce and sell to the Company, and the Company shall purchase from EMC, as the Company's sole supplier, all of the Company's requirements for Products, or other products having functionality substantially similar to that of the Products. For purposes of this Agreement, the term "Products" shall mean enterprise storage and enterprise storage software products.

          [***]

     2.   Customer Agreement.  All Company purchases of Products hereunder
          ------------------
shall be made pursuant to the EMC Customer Agreement, a form of which is attached hereto as Annex A. [***]

     3.   Term.  The initial term of this Agreement shall be for a period of
          ----
three (3) years commencing on the date hereof. Upon expiration of such initial term, the term hereof shall automatically renew for a period of one (1) year unless either EMC or the Company shall, by written notice given to the other party not less thirty (30) days prior to



CONFIDENTIAL TREATMENT                  **Confidential treatment has been
HAS BEEN REQUESTED FOR                  requested with respect to the
CERTAIN PORTIONS OF THIS                information contained within the
DOCUMENT                                "[**]" markings. Such marked portions
                                        have been omitted from this filing and
                                        have been filed separately with the
                                        Securities and Exchange Commission

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such expiration, elect not so to renew the term, in which event this Agreement shall expire at the end of the then current term.

          4.  Notices.  All notices required by this Agreement must be in
              -------
writing and sent by certified mail, return receipt requested, or by overnight courier. The date of notice is the date it is received. Notices hereunder shall be sent as follows:

           If to the Company: Driveway Corporation
                              380 Brannan Street
                              San Francisco, CA  94107
                              Attn:  Chris Logan, Chief Executive Officer

           with a copy to:    William Kushner, Esq.
                              Perkins Coie LLP
                              135 Commonwealth Drive
                              Suite 250
                              Menlo Park, CA  94025-1105

           If to EMC:         EMC Corporation
                              35 Parkwood Drive
                              Hopkinton, MA   01748
                              Attention:  Bob Sliney,
                                          Director of Finance,
                                          New Business Development

           with a copy to:
                              EMC Corporation
                              35 Parkwood Drive
                              Hopkinton, MA  01748
                              Attention:  Office of the General Counsel

          A party may, by written notice, designate a different address for notices or different or additional persons to be notified.

     5.   No Assignment.  Neither party may assign any of its rights
          -------------
hereunder without the prior written consent of the other party; provided, however, that no consent shall be required for any assignment (i) to any business entity controlling, controlled by or under common control with a party or (ii) to the purchaser of all or substantially all of a party's assets or stock through merger, consolidation or otherwise.

     6.  Law.  This Agreement shall be governed by the laws of the Commonwealth
         ---
of Massachusetts, without reference to the conflicts of laws provisions thereof.

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          7.  Entire Agreement.  This Agreement, together with any Annexes
              ----------------
hereto, constitutes the entire agreement of EMC and the Company with respect to the subject matter hereof.

          8.  Severability.  If any provision of this Agreement is invalid or
              ------------
unenforceable, then the other provisions shall remain enforceable and a court of competent jurisdiction shall reform this Agreement to permit enforcement of the invalid or unenforceable provision to the maximum extent permitted by law.

          9.  Public Announcements.  EMC and the Company shall consult with each
              --------------------
other before issuing any press release or making any public statement with respect to this Agreement, EMC's acquisition of Series D Preferred Stock and any matters related hereto or thereto and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld.

         10.  Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.


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          IN WITNESS WHEREOF, EMC and the Company have caused this Agreement to be executed under seal as of the date first written above.

                                       EMC CORPORATION


                                       By:  /s/ Michael J. Cody
                                           ------------------------------
                                           Name:  Michael J. Cody
                                           Title:  Vice President


                                       DRIVEWAY CORPORATION


                                       By:  /s/ Christopher S. Logan
                                           ------------------------------
                                           Name: Christopher S. Logan
                                           Title: CEO

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